As filed with the Securities and Exchange Commission on May 4, 2005
                                      An Exhibit List can be found on page II-3.
                                                           Registration No. 333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                             MODERN TECHNOLOGY CORP
                 (Name of small business issuer in its charter)

NEVADA                                  8741                     11-2620387
(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
of Incorporation or             Classification Code Number)  Identification No.)
Organization)

                               1420 N. LAMAR BLVD.
                            OXFORD, MISSISSIPPI 38655
                                 (662) 236-5928
        (Address and telephone number of principal executive offices and principal place of business)

                    ANTHONY K. WELCH, CHIEF EXECUTIVE OFFICER
                             MODERN TECHNOLOGY CORP
                               1420 N. LAMAR BLVD.
                            OXFORD, MISSISSIPPI 38655
                                 (662) 236-5928
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                                                        OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
                                                       SHARE (2)
------------------------------- -------------------- ---------------- ------------------ --------------------
    Common stock, $.0001 par       37,037,038 (3)        $.20           $7,407,407.60              $871.85
          value issuable upon
        conversion of Secured
            Convertible Notes
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common Stock, $.001 par        6,000,000 (4)        $.40              $2,400,000              $282.48
 value issuable upon exercise
                  of Warrants
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common Stock, $.001 par       19,607,844 (5)        $.20           $3,921,568.80              $461.57
          value issuable upon
       conversion of Series A
  Convertible Preferred Stock
------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total           62,644,882                      $13,728,976.40            $1,615.90
------------------------------- -------------------- ---------------- ------------------ --------------------

(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of series A convertible preferred stock and warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the series A convertible preferred stock and warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the series A convertible preferred stock and warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the series A convertible preferred stock and warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 2, 2005, which was $.20 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.40 per share to account for antidilution protection adjustments.

(5) Includes a good faith estimate of the shares underlying series A convertible preferred stock to account for market fluctuations.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 4, 2005

                             MODERN TECHNOLOGY CORP
                              62,644,882 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 62,644,882 shares of our common stock, including up to 37,037,038 shares of common stock underlying secured convertible notes in a principal amount of $2,000,000, up to 6,000,000 issuable upon the exercise of common stock purchase warrants and up to 19,607,844 underlying series A convertible preferred stock. The secured convertible notes are convertible into our common stock at the lower of $0.44 or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Each share of series A convertible preferred stock is convertible into $1,000 of our common stock at 85% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under Section 15(d) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "MOTG". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on May 2, 2005, was $.20.

      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2005.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Modern Technology Corp with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                             MODERN TECHNOLOGY CORP

      We are engaged in aiding both private and public companies in the areas of business development, financing, product development, corporate strategy, corporate image and public relations, product distribution and marketing, and executive management consulting. We refer to our customers and clients as "portfolio companies". We charge for our services in cash or equity in the portfolio company. We may also exchange our services for revenue sharing of future sales of products or sharing of proceeds from the sale of licenses and technologies owned by our portfolio companies. We seek to grow through strategic acquisitions in additional to generating income from our services.

      For the three months ended December 31, 2004, we generated $10,177 in revenue and a net loss of $84,636. In addition, for the year ended June 30, 2004, we generated $1,170 in revenue and a net loss of $118,296. As a result of recurring losses from operations and a net deficit in working capital, our auditors, in their report dated September 21, 2004, have expressed substantial doubt about our ability to continue as going concern.

      Our principal offices are located at 1420 N. Lamar Blvd., Oxford, Mississippi 38655, and our telephone number is (662) 236-5928. We are a Nevada corporation. We maintain a website at www.moderntechnologycorp.com. The information contained on that website is not deemed to be a part of this prospectus.

The Offering
Common stock offered by selling stockholders...................Up to 62,644,882 shares, including  the following:

                                                          -    up to 37,037,038  shares of common stock
                                                               underlying secured  convertible notes in
                                                               the   principal   amount  of  $2,000,000
                                                               (includes  a good faith  estimate of the
                                                               shares  underlying  secured  convertible
                                                               notes    to    account     for    market
                                                               fluctuations       and      antidilution
                                                               protection adjustments, respectively),

                                                          -    up to  6,000,000  shares of common stock
                                                               issuable  upon the  exercise  of  common
                                                               stock  purchase  warrants at an exercise
                                                               price  of $.40  per  share  (includes  a
                                                               good  faith   estimate   of  the  shares
                                                               underlying   warrants   to  account  for
                                                               antidilution  protection   adjustments);
                                                               and

                                                          -    up to 19,607,844  shares of common stock
                                                               underlying  1,500  shares  of  series  A
                                                               convertible  preferred stock (includes a
                                                               good  faith   estimate   of  the  shares
                                                               underlying    series    A    convertible
                                                               preferred  stock to  account  for market
                                                               fluctuations       and      antidilution
                                                               protection adjustments).

                                                               This  number  represents  80.60%  of  our
                                                               current outstanding stock.

Common stock to be outstanding after the offering......   Up to 77,723,513 shares

Use of proceeds........................................   We will notreceive anyproceeds  from  the  sale
                                                          of the common  stock. However, we  will receive
                                                          the sale price of  any  common stock we sell to
                                                          the selling stockholders upon exercise  of  the
                                                          warrants.   We  expect  to  use  the   proceeds
                                                          received from the exercise of the warrants,  if
                                                          any,  for  general  working  capital  purposes.
                                                          However,   the  selling  stockholders  will  be
                                                          entitled   to  exercise   the   warrants  on  a
                                                          cashless  basis if the  shares of common  stock
                                                          underlying    the   warrants   are   not   then
                                                          registered    pursuant    to    an    effective
                                                          registration  statement.  In the event that the
                                                          selling  stockholders  exercise the warrants on
                                                          a cashless basis,  then we will not receive any
                                                          proceeds from the exercise of those warrants.

Over-The-Counter Bulletin Board Symbol.................   MOTG

      The above information regarding common stock to be outstanding after the offering is based on 15,078,631 shares of common stock outstanding as of May 2, 2005 and assumes the subsequent conversion of our issued secured convertible notes and series A convertible preferred stock and exercise of warrants by our selling stockholders.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 24, 2005 for the sale of (i) $2,000,000 in secured convertible notes; (ii) 1,500 shares of series A convertible preferred stock at $1,000 per share and (iii) warrants to buy 3,000,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes, series A convertible preferred stock and warrants. The secured convertible notes bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.44 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Each share of series A convertible preferred stock is convertible into $1,000 of our common stock, at 85% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the secured convertible notes or series A convertible preferred stock may be converted. As of May 2, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.18 and, therefore, the conversion price for the secured convertible notes was $.108 and $.153 for the series A convertible preferred stock. Based on this conversion price, the $2,000,000 secured convertible notes, excluding interest, were convertible into 18,518,519 shares of our common stock and the 1,500 shares of series A convertible preferred stock were convertible into 9,803,922 shares of our common stock.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes and series A convertible preferred stock.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

      We incurred net losses of $118,296 for the year ended June 30, 2004 and $197,549 for the year ended June 30, 2003. For the three months ended December 31, 2004, we incurred a net loss of $84,636. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the ongoing operations of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

      We may require additional funds to sustain and expand our operational activities. We anticipate that if needed, we will require up to approximately $500,000 to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated September 21, 2004, our independent auditors stated that our financial statements for the year ended June 30, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of substantial losses for the years ended June 30, 2004 and 2003. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. WELCH OR CHURCH, OR IF WE ARE
UNABLE  TO  SUCCESSFULLY   RECRUIT  QUALIFIED  PERSONNEL  HAVING  EXPERIENCE  IN
BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

      Our success depends to a significant extent upon the continued service of Mr. Anthony K. Welch, our Chief Executive Officer and Mr. Robert Church, our Chief Financial Officer. Loss of the services of Messrs. Welch or Church could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Church. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

      The mergers and acquisitions and business development industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

OUR TRADEMARK AND OTHER INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATELY PROTECTED OUTSIDE THE UNITED STATES, RESULTING IN LOSS OF REVENUE.

      We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES, SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of May 2, 2005, we had 15,078,631 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 18,518,519 shares of common stock at current market prices, series A convertible preferred stock convertible into an estimated 9,803,922 shares of common stock, and outstanding warrants to purchase 3,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes and series A convertible preferred stock may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and preferred stock and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES AND SERIES A CONVERTIBLE PREFERRED STOCK COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our secured convertible notes and series A convertible preferred stock is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest) and series A convertible preferred stock, based on market prices 25%, 50% and 75% below the market price, as of May 2, 2005 of $0.20.

SECURED CONVERTIBLE NOTES

                                                 Number                % of
% Below       Price Per    With Discount       of Shares           Outstanding
Market           Share         at 40%           Issuable               Stock
------           -----         ------           --------               -----

25%             $.15           $.09             22,222,223             59.58%
50%             $.10           $.06             33,333,334             68.85%
75%             $.05           $.03             66,666,667             81.55%

SERIES A CONVERTIBLE PREFERRED STOCK

                                                 Number                % of
% Below       Price Per    With Discount       of Shares           Outstanding
Market           Share        at 15%            Issuable               Stock
------           -----        ------            --------               -----

25%             $.15          $.1275            11,764,706             43.83%
50%             $.10          $.085             17,647,059             53.92%
75%             $.05          $.0425            35,294,118             70.07%

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes and series A convertible preferred stock will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES AND SERIES A CONVERTIBLE PREFERRED STOCK MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The secured convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The series A convertible preferred stock are convertible into shares of our common stock at a 15% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes, series A convertible preferred stock and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND SERIES A CONVERTIBLE PREFERRED STOCK AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the secured convertible notes and series A convertible preferred stock and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND SERIES A CONVERTIBLE PREFERRED STOCK AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes and series A convertible preferred stock. Accordingly, we have allocated and registered 37,037,038 shares to cover the conversion of the secured convertible notes and 19,607,844 shares to cover the conversion of the series A convertible preferred stock. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and the series A convertible preferred stock and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES OR REDEEM OUR SERIES A CONVERTIBLE PREFERRED STOCK, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In January 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $2,000,000 principal amount of secured convertible notes and $1,500,000 in series A convertible preferred stock. The secured convertible notes are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. The series A convertible preferred stock automatically covert into shares of our common stock four years after issuance, unless sooner converted. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes and redemption of our series A convertible preferred stock, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes or redeem the series A convertible preferred stock, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the secured convertible notes or redeem the series A convertible preferred stock when required, the note and stock holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholders exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "MOTG".

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                                       High($)     Low ($)
                                                       -------     -------

            Year ended June 30, 2005
              Second Quarter (1)                        0.40       0.30
              Third Quarter                             0.40       0.18
              Fourth Quarter (2)                        0.36       0.18

(1)   Our stock first traded on October 22, 2004.

(2)   As of May 2, 2005.

HOLDERS

      As of May 2, 2005, we had approximately 372 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Jersey Transfer & Trust Co., 201 Bloomfield Ave., Verona, New Jersey 07044.

DIVIDENDS

      On March 13, 2004, we declared a cash dividend of $0.01543 per share for shareholders of record as of March 14, 2004. Distribution was completed the week of March 16, 2004. During October 2001, we distributed the 403,000 shares we owned in Scientio to our shareholders. These 403,000 shares represented a dividend of equity investment stock of $178,864 for the year ended June 30, 2002. As of June 30, 1999, we declared a distribution to our shareholders in the form of all of the 403,000 shares of Omnicomm Systems Inc. common stock that we owned.

      We anticipate continuing to pay cash and/or stock dividends to our stockholders when practicable. In addition, any future determination to pay cash or stock dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

      We are engaged in aiding both private and public companies in the areas of business development, financing, product development, corporate strategy, corporate image and public relations, product distribution and marketing, and executive management consulting. We refer to our customers and clients as "portfolio companies". We charge for our services in cash or equity in the portfolio company. We may also exchange our services for revenue sharing of future sales of products or sharing of proceeds from the sale of licenses and technologies owned by our portfolio companies. We seek to grow through strategic acquisitions in additional to generating income from our services.

      On March 10, 2004, prior management executed a plan of reorganization. We entered into a letter of agreement with our present Chairman and CEO, Anthony Welch, wherein our plans for reorganization and ongoing plans for operations would be realized through the subsequent actions of new management. Under the terms of the agreement, a new Board of Directors was appointed, marketable securities were deposited into our brokerage account, a reverse split of our common stock occurred, we applied for listing on the Over-the-Counter Bulletin Board, issued shares of common stock to Mr. Welch, and are pursuing growth through ongoing acquisitions and business development.

      In March 2004 and as part of our plan of reorganization and ongoing plan for operations, we applied for listing of our Common Stock on the Over-The-Counter-Bulletin Board. We received approval on July 19, 2004 and trade under the symbol MOTG.

      On July 31, 2004 as part of our plan of reorganization and ongoing plan for operations, we effected a reverse split of our common stock on a 1 for 15 basis.

CRITICAL ACCOUNTING POLICIES

      The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make judgments, assumptions and estimates that affect the amounts reported.

      Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

      A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

      Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. In addition, our Management is periodically faced with uncertainties, the outcomes of which are not within our control and will not be known for prolonged periods of time.

      Based on a critical assessment of its accounting policies and the underlying judgments and uncertainties affecting the application of those policies, our Management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States (GAAP), and present a meaningful presentation of our financial condition and results of operations.

      We believe that the following are our critical accounting policies:

ESTIMATES IN FINANCIAL STATEMENTS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws. Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

RESULTS OF OPERATIONS

YEAR ENDED JUNE 30, 2004 COMPARED TO THE YEAR ENDED JUNE 30, 2003

      During the fiscal year ended June 30, 2004, we incurred a net loss of $118,296. Our revenues for the year ended June 30, 2004 were derived from interest income of $1,170. Our expenses consisted of officers' salaries of $24,364, general and administrative expenses of $50,940, the principal items consisting of legal and accounting fees, telephone and insurance expenses, a realized gain of $41,714 related to sales of securities which consisted primarily of MediCor, Ltd securities, an unrealized loss from the decline in stock price of our remaining marketable securities of $33,922, a $7,830 loss on write down of investment and a $19,307 loss on write down of worthless loan with an overall loss of $24,817 related to our decision to discontinue the operations of our Pharmavet subsidiary.

      In comparing fiscal year expense items for fiscal year 2004 with fiscal year 2003 items, we experienced declines in officer's salaries from $33,374 in 2003 to $24,364 in 2004 and a decline in general and administrative expenses from $63,264 in 2003 to $50,940 in 2004. The reason for the decline was a reduction of business activity for the period.

      For revenue items, we had $1,170 in interest income and experienced a decline of $2,884 in our interest income account during fiscal year 2004 as compared with interest income generated during fiscal year 2003 of $4,054. This decline can be attributable to lower interest rates available along with a lower cash balance experienced during fiscal year 2004.

      During the fiscal year ended June 30, 2004, we generated a net loss of $118,296 compared to a net loss of $197,549 for the fiscal year ending June 30, 2003. The decrease in net loss is attributable to the proceeds derived from the sale of securities and a reduction in expenses.

      During the fiscal year, income tax expenses amounted to $0.

SIX MONTHS ENDED DECEMBER 31, 2004 COMPARED TO THE SIX MONTHS ENDED DECEMBER 31, 2003

      During the six months ended December 31, 2004, we had net loss of $96,897, as compared with $33,060 for the six months ended December 31, 2003.

      For the six months ended December 31, 2004, we had total revenues of $16,961 as compared with revenues of $111,979 for the six months period ended December 31, 2003. The net loss for the six months ended December 31, 2004 is attributable primarily to expenses incurred as part of our reorganization efforts and activities related to locating and securing new portfolio companies.

      During the six months ended December 31, 2004, expenses amounted to $113,858, attributable mainly to general and administrative expenses of $99,858 and officers' salaries of $14,000. For the six months ended December 31, 2003, expenses amounted to $143,729 consisting of officers salaries of $16,625, general and administrative expenses of $62,408, realized loss of $30,940 and unrealized loss of $33,756. General and administrative expenses can be attributed primarily to legal and accounting fees.

LIQUIDITY AND CAPITAL RESOURCES

      We have historically experienced negative cash flows and have relied primarily on the proceeds from the sale of debt and equity securities to fund our operations. Cash and cash equivalents decreased by $287,290 from $287,290 at December 31, 2003, to $0 at December 31, 2004. This was the result of cash provided by financing activities of $8,123 offset by cash used in operating activities of approximately $16,205. The significant components of the activity include a loss from operations of approximately $96,897offset by non-cash expenses of $57,899 and increases in cash of $22,793 from changes in working capital accounts.

      We are not currently bound by any long or short-term agreements for the purchase or lease of capital expenditures. Any amounts expended for capital expenditures would be the result of an increase in the capacity needed to adequately service any increase in our business. To date we have paid for any needed additions to our capital equipment infrastructure from working capital funds and anticipate this being the case in the future. We do not presently have any commitment for capital expenditures.

      While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

      By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

      As  a  result  of  our  significant  losses,   negative  cash  flows  from
operations, and accumulated deficits for the periods ending December 31, 2003, there is doubt about our ability to continue as a going concern. Our independent registered certified public accountants have stated in their report included in our June 30, 2004 Form 10-KSB, as amended, that we have incurred operating losses and that we are dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 24, 2005 for the sale of (i) $2,000,000 in secured convertible notes; (ii) 1,500 shares of series

A convertible preferred stock at $1,000 per share and (iii) warrants to buy 3,000,000 shares of our common stock. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

      The secured convertible notes bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.44 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Each share of series A convertible preferred stock is convertible into $1,000 of our common stock, at 85% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. In addition, the conversion price of the secured convertible notes and series A convertible preferred stock and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the secured convertible notes and series A convertible preferred stock and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      Since the conversion price will be less than the market price of the common stock at the time the secured convertible notes and series A convertible preferred stock were issued, we anticipate recognizing a charge relating to the beneficial conversion feature of the secured convertible notes and series A convertible preferred stock during the quarter in which they are issued, including the third quarter of fiscal 2005 when $2,000,000 of secured convertible notes and $1,500,000 of series A convertible preferred stock were issued.

      We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

RECENT ACCOUNTING PRONOUNCEMENTS

      In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities". A variable interest entity ("VIE") is one where the contractual or ownership interest in an entity change with changes in the entity's net asset value. This interpretation requires the consolidation of a VIE by the primary beneficiary, and also requires disclosure about VIEs where an enterprise has a significant variable interest but is not the primary beneficiary. At the effective date, the Company has not entered into any VIEs.

      In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a material effect on the Company's financial position or results from operations.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, were accounted for as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of SFAS No. 150 did not have a material effect on the Company's financial position or results from operations.

      In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which codifies, revises, and rescinds certain sections of SAB No. 101, "Revenue Recognition," in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes in SAB No. 104 did not have a material impact on the Company's financial position or results of operations.

      On March 31, 2004, the FASB issued an exposure draft, "Share-Based Payment, an Amendment of SFAS No. 123 and 95." The exposure draft proposes to expense the fair value of share-based payments to employees beginning in 2005. We are currently evaluating the impact of this proposed standard on our financial statements.

                                    BUSINESS

OVERVIEW

         We were incorporated in Nevada in 1982 as a for-profit corporation. We have never experienced any bankruptcy or similar proceeding. We are engaged in aiding both private and public companies in the areas of business development, financing, product development, corporate strategy, corporate image and public relations, product distribution and marketing, and executive management consulting. We collectively refer to companies in which we own an equity position as well as our customers and clients as "portfolio companies". We charge for our services in cash or equity in the portfolio company. We may also exchange our services for revenue sharing of future sales of products or sharing of proceeds from the sale of licenses and technologies owned by our portfolio companies. We seek to grow through strategic acquisitions in addition to generating income from our services.

         Our sources of revenue are primarily from:

      o Consolidated revenues of our portfolio companies which we own in majority;

      o     Management  and   consulting   fees  we  may  charge  our  portfolio
            companies;

      o     Revenue sharing agreements we may have with our portfolio companies;


      o Royalty and licensing proceeds from the sale of technology rights we may own in whole or in part with our portfolio companies;

      o Proceeds from the sale of securities we may own in our portfolio companies;

      o Proceeds from the interest and payment of debt we may hold in our portfolio companies; and

      o Proceeds from the conversion of debt we may hold in our portfolio companies into marketable securities and subsequent sale of same.

PLAN OF REORGANIZATION

      On March 10, 2004, prior management executed a plan of reorganization. We entered into a letter of agreement with our present Chairman and CEO, Anthony Welch, wherein our plan for reorganization and ongoing plan for operations would be realized through the subsequent actions of new management. Under the terms of the agreement, a new Board of Directors was appointed, consisting of Mr. Welch and Robert Church, marketable securities were deposited into our brokerage account, a reverse split of our common stock occurred, we applied for listing on the Over-the-Counter Bulletin Board, issued shares of common stock to Mr. Welch, and are pursuing growth through ongoing acquisitions and business development.

      Prior to the plan of reorganization, we were engaged in aiding prospective clients in obtaining financing and in providing managerial services to client companies.

      In March 2004 and as part of our plan of reorganization and ongoing plan for operations, we applied for listing of our Common Stock on the Over-The-Counter-Bulletin Board. We received approval on July 19, 2004 and trade under the symbol MOTG. On July 31, 2004 as part of our plan of reorganization and ongoing plan for operations, we effected a reverse split of our common stock on a 1 for 15 basis.

OUR PORTFOLIO COMPANIES

SOUND CITY

      We presently own 51% of Sound City with an option to acquire the remaining 49%. The option is valid through December 31, 2009, and can be exercised for $3,500,000, which is payable in cash, stock or a combination of cash or stock. Sound City, Inc. is a consumer electronics company with customers across the U.S. Sound City markets audio and video solutions for home and mobile environments, including the HD-TV, Plasma TV and LCD TV market segments. As a full service dealer, Sound City provides a wide range of custom home installations addressing numerous applications. With a customer base of over 900,000 customers, Sound City is a large electronics mail order companies in the U.S., who distributes its products and solutions through its direct mail and Web site channels. Consumers can also find the latest audio, video, car stereo and home theatre products in Sound City's retail locations, including 12 custom showrooms. Sound City operates a web site a the following address: http://www.soundcity.com.

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.

      We are the holder of an outstanding convertible debenture in the amount of $1,500,000 issued by DeMarco Energy Systems of America. The debenture is convertible into shares of common stock of DeMarco Energy System of America. The convertible debentures bear interest at 10%, matured on March 25, 2003, and are convertible into shares of DeMarco Energy System of America common stock, at the selling stockholders' option, at the lower of (i) $0.15 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 10 trading days before but not including the conversion date. As of May 4, 2005, the $1,500,000 convertible debenture was convertible into 250,000,000 shares of DeMarco Energy System of America common stock.

      We have no formal agreements with this portfolio company outside our being a holder of the convertible debenture, although our chairman, Anthony K. Welch, is also the chairman of DeMarco Energy System of America. We have an informal agreement to assist them where practicable to further their plans and efforts, although there are no written agreements to this effect and we are not obligated to perform any services for them.

      DeMarco Energy System of America's primary mission is to provide energy efficient technologies to commercial and institutional markets through the application of the DeMarco "Systems" patent. DeMarco Energy System of America owns a systems patent that was granted on September 3, 1985, known as the Energy Miser System. DeMarco Energy System of America is primarily focusing on providing heating and air conditioning powered by the thermal properties of managed water systems, which include gray-water, re-use water and potable water systems. DeMarco Energy System of America has exclusive rights to the patented technology.

SELECTING PORTFOLIO COMPANIES

      We may purchase an equity position, whether minority or majority, in various companies from time to time. We offer our services to new customers, also referred to as portfolio companies, for cash payment. We may elect to take equity in the portfolio company as payment for our services.

      We also seek to grow our revenues and assets by acquisitions. We seek to obtain a majority equity position in any company we acquire. If we acquire a minority position in a company, we will seek to enter into agreement with that company whereby we will generate income from our services. If we acquire a minority position in a company, we value that equity using a good-faith estimation of its value based on generally accepted accounting principles combined with our internal judgment based on industry and economic factors not encompassed by traditional accounting principles.

      We acquire majority or minority equity positions in portfolio companies by purchasing the equity with cash, debt, or purchasing the equity by issuing stock in our company. We may pay for the equity position with a combination of both cash and stock and debt.

      When presented with a prospective acquisition, we make a good-faith valuation for the business to be acquired and its future prospects. If the assessment of the prospective acquisition appears to offer a good or reasonable chance to increase our revenues and assets both in the short-term and the long-term, we will seek to acquire the prospective company.

      We find new customers and prospective companies to acquire through out network of relationships within the business community.

      INTELLECTUAL PROPERTY

      We do not own any patents, trademarks, licenses, franchises, concessions or royalty agreements.

GOVERNMENTAL REGULATION

      We do not believe we are effected by government regulation of our principal products and services except as where those activities involve securities.

RESEARCH AND DEVELOPMENT

      During the last two fiscal years, we have not spent any appreciable time or financial resources on research and development activities, nor do we intend to do so in the next 12 months.

ENVIRONMENTAL REGULATION

      We are not subject to environmental laws as a consequence of our products or services.

                                    EMPLOYEES

      We currently have three full time employees and three part-time employees, including two in management, two in business development, one in business advisory and one administrative position. In our subsidiary, Sound City, we currently have 33 full time and 2 part time employees, including eight in management three in administrative, 10 in sales, three in advertising, five in warehousing and six in installations. There exist no organized labor agreements or union agreements between our employees and us. We believe that our relations with our employees are good.

                            DESCRIPTION OF PROPERTIES

      We maintain our principal office at 1420 N. Lamar Blvd., Oxford, Mississippi 38655. Our telephone number at that office is (662) 236-5928 and our facsimile number is (662) 236-7663. This space is provided to us at no charge by Mr. Church, our CFO and Director. We lease 1500 square feet of executive and administrative offices at 1237 State Rd 30 E, Oxford MS 38655. The lease expires on January 30, 2006. This office space is rented to us for $850 per month by Mr. Welch, our CEO. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us. We maintain a website at www.moderntechnologycorp.com. The information contained on that website is not deemed to be a part of this prospectus.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                 Age         Position
--------------------------------------------------------------------------------
Anthony K. Welch     37          President, Chief Executive Officer and Chairman
Robert Church        46          Chief Financial Officer and Director

      Directors  are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are two seats on our board of directors.

      Currently, our Directors are not compensated for their services. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

      ANTHONY K. WELCH. Mr. Welch has been our President, Chief Executive Officer and Chairman since March 15, 2004. From October 1999 to October 2003, Mr. Welch was the founder of, and served as Director and Executive Vice President and consultant to IPVoice Communications, Inc. (currently called NewMarket Technology, Inc.). From April 2002 to April 2004, Mr. Welch through his professional advisory firm, Maxim Advisors, LLC and in a personal capacity, advised various corporate and private clients on mergers, acquisitions, public listing processes, financing, and strategic consulting. Mr. Welch attended the University of Mississippi school of Electrical Engineering from 1986 to 1988. He holds a NASD Series 65 License [Registered Investment Advisor]. Mr. Welch is a second-year law student in the Juris Doctor program at Concord School of Law.

      ROBERT CHURCH. Mr. Church has been our Chief Financial Officer and a Director since March 15, 2004. During the last five years, Mr. Church has also been a partner in Church-Devoe, PLLC, a professional accounting firm. Mr. Church hold a BBA in Accountancy from the University of Mississippi received in 1980.

                             EXECUTIVE COMPENSATION

      The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending June 30, 2004, 2003 and 2002 exceeded $100,000:

                                                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ -------------- ----------- ----------- --------------
Anthony K. Welch          2004 (1) 24,364          0            0            --           --          --            --
  President & CEO         2003         --         --           --            --           --          --            --
                          2002         --         --           --            --           --          --            --
------------------------ ------- ------------ ------------ ------------ -------------- ----------- ----------- --------------
Arthur Seidenfeld         2004 (2)     --         --           --            --           --          --            --
  President               2003     31,574          0            0            --           --          --            --
                          2002     31,574          0            0            --           --          --            --
------------------------ ------- ------------ ------------ ------------ -------------- ----------- ----------- --------------

      (1) Mr. Welch became the President and Chief Executive Officer on March 15, 2004.

      (2)   Mr. Seidenfeld was the President until March 15, 2004.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      None.

STOCK OPTION PLANS

      None.

EMPLOYMENT AGREEMENTS

      We have entered into a five-year employment agreement with Kamel Yassin to serve as President of Sound City, Inc. Pursuant to the employment agreement, Mr. Yassin will receive an annual salary of $200,000 and stock-based commissions.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      Pharmavet was formed on April 15, 2003 to commercialize the agreement we signed with Centrovet to represent Centrovet as a sales representative. We invested $7,830 and orally agreed to advance up to $100,000 to cover Pharmvet's working capital needs for the twelve months through June 30, 2004 and to cover the costs related to filing of the registration statement. As of December 31, 2003 and June 30, 2003, our previous president, Arthur Seidenfeld, who was also president of Pharmavet, advanced $2,594 and $1,848 respectively to Pharmavet to cover certain operational expenses. For the investment of $7,830, we were issued 403,000 shares of Pharmavet. At March 31, 2004, the investment in Pharmavet was terminated and appropriate write downs effected.

      Robert Church, our CFO, is also a Partner of Church, DeVoe & Associates to which we expensed $13,668 in accounting fees during the six months ended December 31, 2004.

      Our principal office at 1420 N. Lamar Blvd., Oxford, Mississippi 38655 is provided to us at no charge by Mr. Church, our CFO and Director. We lease 1,500 square feet of executive and administrative offices at 1237 State Rd 30 E, Oxford MS 38655, for $850 per month from Mr. Welch, our CEO.

      On January 24, 2005, we utilized $1.5 million of financing we received from four institutional investors to purchase a $1.5 million convertible debenture in DeMarco Energy Systems of America, Inc. Anthony K. Welch, our Chief Executive Officer and majority shareholder, is the Chief Executive Officer and Chairman of the Board of Directors of DeMarco Energy Systems.

      We have no policy regarding entering into transactions with affiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our stock as of May 2, 2005:

      o by each person who is known by us to beneficially own more than 5% of any class of our stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Anthony K. Welch                Common Stock       13,000,000          86.21%             19.82%
1420 N. Lamar Blvd.
Oxford, MS 38655

Robert Church                   Common Stock                0              0%                 0%
1420 N. Lamar Blvd.
Oxford, MS 38655

All Officers and Directors      Common Stock       13,000,000          86.21%             19.82%
As a Group (2 persons)

===============================================

AJW Partners, LLC               Preferred A               225          15.00%            15.00%
1044 Northern Blvd.
Suite 302
Roslyn, NY 11576

AJW Offshore, Ltd.              Preferred A               675          45.00%            45.00%
PO Box 32021 SMB
Grand Cayman, Cayman Islands
British West Indies

AJW Qualified Partners, LLC     Preferred A               570          38.00%            38.00%
1044 Northern Blvd.
Suite 302
Roslyn, NY 11576

===============================================

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 2, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 15,078,631 shares issued and outstanding on May 2, 2005.

(3) Percentage based on 77,723,513 shares of common stock outstanding after the offering, which assumes that all shares registered will be sold.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

      We are authorized to issue up to 150,000,000 shares of common stock, par value $.0001. As of May 2, 2005, there were 15,078,631 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have engaged Jersey Transfer & Trust Co., located in Verona, New Jersey, as independent transfer agent or registrar.

PREFERRED STOCK

      We are authorized to issue up to 20,000,000 shares of Preferred Stock, par value $.0001. As of May 2, 2005, there were 1,500 shares of preferred stock issued and outstanding.

      SERIES A CONVERTIBLE PREFERRED STOCK

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 24, 2005 for the sale of (i) $2,000,000 in secured convertible notes; (ii) 1,500 shares of series A convertible preferred stock at $1,000 per share and (iii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these secured convertible notes, series A convertible preferred stock and warrants.

      Each share of series A convertible preferred stock is convertible into $1,000 of our common stock, at 85% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The holders of the series A preferred stock are entitled to receive, when, if and as declared by the Board of Directors, cumulative dividends in the amount of six percent (6%) per annum, payable quarterly in arrears. We are obligated to repurchase the shares of series A convertible preferred stock at 130% of the stated value, plus accrued but unpaid dividends, upon written notice from the holders of a majority of the series A convertible preferred stock upon the occurrence of any of the following events of default: our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, the assignment or appointment of a receiver to control a substantial part of our property or business, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company or the delisting of our common stock, if the default is not cured with the specified grace period.

      All shares of series A convertible preferred stock issued and outstanding on January 24, 2008 shall automatically convert into shares of our common stock in accordance with the conversion price calculation.

OPTIONS

         None.

WARRANTS

      In connection with a Securities Purchase Agreement dated January 24, 2005, we have issued 3,000,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share.

CONVERTIBLE SECURITIES

      Not including approximately 10,869,566 shares of common stock issuable upon conversion of outstanding series A convertible preferred stock and 3,000,000 shares of common stock issuable upon exercise of outstanding warrants, approximately 14,492,754 shares of common stock are issuable upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated January 24, 2005.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 24, 2005 for the sale of (i) $2,000,000 in secured convertible notes; (ii) 1,500 shares of series A convertible preferred stock at $1,000 per share and (iii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these secured convertible notes, series A convertible preferred stock and warrants.

      The notes bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.44; or

      o 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes and the series A convertible preferret 6 0 d stock is redeemable upon a default under the terms of the series A convertible preferred s The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a  combination  of any such methods of sale;  and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                      Total Shares of     Total
                      Common Stock      Percentage                                                           Percentage
                       Issuable Upon    of Common     Shares of                                 Beneficial   of Common
                       Conversion of      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Notes,            Assuming     Included in   Ownership   Common Stock    After the      After
        Name           Preferred Stock     Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**   Offering**        (4)           (4)
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    14,095,099       48.31%       Up to          776,922   (2)    4.9%            --            --
(3)                                                 28,190,197
                                                    shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified         11,902,528       44.11%       Up to          776,922   (2)    4.9%            --            --
Partners, LLC (3)                                   23,805,055
                                                    shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC      4,698,366       23.76%       Up to          776,922   (2)    4.9%            --            --
(3)                                                 9,396,732
                                                    shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
New Millennium           626,449        3.99%       Up to           626,449         4.0%            --            --
Capital Partners                                    1,252,897
II, LLC (3)                                         shares of
                                                    common stock

* This column represents an estimated number based on a conversion price as of a recent date of May 2, 2005 of $.108 for the secured convertible notes and $.153 for the series A convertible preferred stock, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes and series A convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

 (1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and series A convertible preferred stock and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes and series A convertible preferred stock is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on May 2, 2005, the conversion price would have been $.108. Under the terms of the series A convertible preferred stock, if the series A convertible preferred stock had actually been converted on May 2, 2005, the conversion price would have been $.153.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and series A convertible preferred stock and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes and series A convertible preferred stock or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes, series A convertible preferred stock and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES AND SERIES A CONVERTIBLE PREFERRED STOCK

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 24, 2005 for the sale of (i) $2,000,000 in secured convertible notes; (ii) 1,500 shares of series A convertible preferred stock at $1,000 per share and (iii) warrants to buy 3,000,000 shares of our common stock.

      The notes bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.44; or

      o 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      Each share of series A convertible preferred stock is convertible into $1,000 of our common stock, at 85% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes and the series A convertible preferred stock is redeemable upon a default under the terms of the series A convertible preferred stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from January 24, 2005. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes and series A convertible preferred stock in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes and series A convertible preferred stock issued pursuant to the Securities Purchase Agreement, dated January 24, 2005.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

      The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the secured convertible notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $2,000,000 of notes on May 2, 2005, a conversion price of $0.108 per share, the number of shares issuable upon conversion would be:

$2,000,000/$.108 = 18,518,519 shares

      The number of shares of common stock issuable upon conversion of the series A convertible preferred stock is determined by multiplying the number of shares of series A convertible preferred stock to be converted by $1,000, and then dividing by the conversion price. For example, assuming conversion of 1,500 shares of series A convertible preferred stock on May 2, 2005, a conversion price of $0.153 per share, the number of shares issuable upon conversion would be:

(1,500*$1,000)/$.153 = 9,803,922 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes and all shares of our series A convertible preferred stock, based on market prices 25%, 50% and 75% below the market price, as of May 2, 2005 of $0.20.

SECURED CONVERTIBLE NOTES

                                                Number                % of
% Below       Price Per      With Discount     of Shares           Outstanding
Market         Share             at 40%        Issuable               Stock
------         -----             ------        --------               -----
25%             $.15              $.09         22,222,223             59.58%
50%             $.10              $.06         33,333,334             68.85%
75%             $.05              $.03         66,666,667             81.55%

SERIES A CONVERTIBLE PREFERRED STOCK

                                                Number                % of
% Below       Price Per      With Discount     of Shares           Outstanding
Market         Share            at 15%          Issuable               Stock
------         -----            ------          --------               -----
25%            $.15             $.1275          11,764,706             43.83%
50%            $.10             $.085           17,647,059             53.92%
75%            $.05             $.0425          35,294,118             70.07%

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Greenberg & Company LLC, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at June 30, 2004 and 2003 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Modern Technology Corp, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                             MODERN TECHNOLOGY CORP
                          INDEX TO FINANCIAL STATEMENTS


For the Years Ended June 30, 2004 and June 30, 2003

         Report of Independent Registered Public Accounting Firm         F-1
         Consolidated Balance Sheets                                     F-2
         Consolidated Statement of Operations                            F-4
         Consolidated Statement of Cash Flows                            F-5
         Consolidated Statement of Stockholders' Equity                  F-6
         Notes to Consolidated Financial Statements                      F-7 to
                                                                         F-11

For the Six Months Ended December 31, 2004 and December 31, 2003

      Consolidated Balance Sheets December 31, 2004 (Unaudited)
                  and June 30, 2004                                      F-12
         Consolidated Statements of Operations for the six months
                  ended December 31, 2004 and 2003 (Unaudited)           F-13
         Consolidated Statements of Operations for the three
                  months ended December 31, 2004 and 2003 (Unaudited)    F-14
         Consolidated Statements of Cash Flows For the six months
                  ended December 31, 2004 and 2003 (Unaudited)           F-15
         Notes to the Consolidated Financial Statements (Unaudited)      F-16 to
                                                                         F-21

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
MODERN TECHNOLOGY CORP.
Oxford, Mississippi

We have audited the accompanying consolidated balance sheet of MODERN TECHNOLOGY CORP. (the "Company") as of June 30, 2004, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2004, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the Company has incurred losses and negative cash flows from operations in recent years through June 30, 2004 and these conditions are expected to continue through June 30, 2005, raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 11. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GREENBERG & COMPANY LLC

Springfield, New Jersey
September 21, 2004

                             MODERN TECHNOLOGY CORP.
                           CONSOLIDATED BALANCE SHEETS

                                                                       JUNE 30,
                                                                         2004
                                                                      ---------
                           ASSETS
CURRENT ASSETS
    Cash and Cash Equivalents                                         $   8,082
    Investments, Trading Securities                                      23,745
                                                                      ---------
                                                                         31,827
                                                                      ---------
TOTAL ASSETS                                                          $  31,827
                                                                      =========
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accrued Expenses                                                  $   5,430
    Account Payable, Related Parties                                     12,520
                                                                      ---------
         Total Current Liabilities                                       17,950
                                                                      ---------
STOCKHOLDERS' EQUITY
    Common Stock Par Value $.0001
         Authorized: 150,000,000 Shares
         Issued and Outstanding: 20,150,000
         Shares                                                           2,015
    Paid-in-Capital                                                     552,828
    Capital Returned                                                   (310,970)
    Retained Earnings (Deficit)                                        (229,996)
                                                                      ---------
                                                                         13,877
                                                                      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $  31,827
                                                                      =========

               See accompanying summary of accounting policies and
                         notes to financial statements.

                             MODERN TECHNOLOGY CORP.
                           CONSOLIDATED BALANCE SHEETS

                                                                     June 30,
                                                                       2003
                                                                   ------------
                             ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                                        $    302,517
  Investments, Trading Securities                                        82,520
                                                                   ------------
                                                                        385,037
                                                                   ------------

EQUIPMENT - At Cost                                                      17,436
  Less:  Accumulated Depreciation                                       (14,280)
                                                                   ------------
                                                                          3,156
                                                                   ------------
OTHER ASSETS
  Deferred Registration Costs                                            25,000
  Investments, At Cost                                                    2,331
                                                                   ------------
                                                                         27,331
                                                                   ------------
TOTAL ASSETS                                                       $    415,524
                                                                   ============

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accrued Expenses                                                 $     23,200
  Account Payable, Related Parties                                        1,848
                                                                   ------------
    Total Current Liabilities                                            25,048
                                                                   ------------
MINORITY INTEREST                                                         5,000
                                                                   ------------
STOCKHOLDERS' EQUITY
  Common Stock Par Value $.0001
    Authorized:  150,000,000 Shares
    Issued and Outstanding:                                          20,150,000
      Shares                                                              2,015
  Paid-In Capital                                                       495,161
  Retained Earnings (Deficit)                                          (111,700)
                                                                   ------------
                                                                        385,476
                                                                   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $    415,524
                                                                   ============

               See accompanying summary of accounting policies and
                         notes to financial statements.

                             MODERN TECHNOLOGY CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          FOR THE YEARS ENDED JUNE 30,
                                                                          ----------------------------
                                                                               2004           2003
                                                                          ------------    ------------
REVENUE
    Interest Income                                                       $      1,170    $      4,054
                                                                          ------------    ------------
EXPENSES
    Officers' Salaries                                                          24,364    $     33,374
    General and Administrative Expenses                                         50,940          63,264
    Realized (Gain) Loss                                                       (41,714)          9,831
    Unrealized (Gain) Loss                                                      33,922         102,344
    Loss on Write-down of Investment                                             7,830              --
    Loss on Write-down of Worthless Loan                                        19,307              --
                                                                          ------------    ------------
                                                                                94,649         208,813
                                                                          ------------    ------------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES (BENEFIT)                (93,479)       (204,759)
    Income Tax Expense (Benefit)                                                    --          (7,210)
                                                                          ------------    ------------
INCOME FROM CONTINUING OPERATIONS                                              (93,479)       (197,549)
                                                                          ------------    ------------
DISCONTINUED OPERATIONS
    Income (Loss) from Operations of Discontinued Pharmavet
    (Applicable income tax benefit is $9,352, which is fully reserved.)        (24,817)             --
                                                                          ------------    ------------
NET INCOME (LOSS)                                                         $   (118,296)   $   (197,549)
                                                                          ------------    ------------
INCOME (LOSS) PER SHARE--BASIC AND DILUTED                                $      (0.01)   $      (0.01)
                                                                          ------------    ------------
NUMBER OF WEIGHTED AVERAGE SHARES OUTSTANDING                               20,150,000      20,150,000
                                                                          ------------    ------------

               See accompanying summary of accounting policies and
                         notes to financial statements.

                             MODERN TECHNOLOGY CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    FOR THE YEARS ENDED JUNE 30,
                                                                    ----------------------------
                                                                       2004               2003
                                                                    ---------          ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                                                   $(118,296)         $(197,549)
Adjustments to Reconcile Net Income
    to Net Cash Provided by (Used In)
Operating Activities:
    Depreciation and Amortization                                       3,156              1,144
    Realized (Gain) Loss                                              (41,714)             9,831
    Unrealized (Gain) Loss                                             33,922            102,344
    Writeoff of Investments                                             2,331                 --
    Writeoff of Deferred Registration Costs                            25,000                 --
    Proceeds from Sale of Investments                                 124,234                 --
    Return of Common Stock of Subsidiary and Retired                   (5,000)                --
    Issuance of Stock for Service Received                                 --              5,000
    Changes in Assets and Liabilities:
    (Increase) Decrease in Deferred Registration Costs                     --            (25,000)
    (Decrease) Increase in Accrued Expenses                           (17,770)            20,000
    (Decrease) Increase in Account Payable-Related Party               10,672              1,848
                                                                    ---------          ---------
Net Cash Provided by (Used In) Operating Activities                    16,535            (82,382)
                                                                    ---------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital Expenditures                                                   --             (1,776)
    (Purchase) Sale of Securities                                          --             10,908
    Purchase of Investment at Equity                                   (2,789)                --
                                                                    ---------          ---------
Net Cash Provided by (Used In) Investing Activities                     6,343                 --
                                                                    ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends Paid                                                       (310,970)                --
                                                                    ---------          ---------
Net Cash Provided By (Used In) Financing Activities                  (310,970)                --
                                                                    ---------          ---------
Net Increase (Decrease) in Cash and Cash Equivalents                 (294,435)           (76,039)
Cash and Cash Equivalents,
    Beginning of Period                                               302,517            378,556
                                                                    ---------          ---------
Cash and Cash Equivalents,
    End of Period                                                   $   8,082          $ 302,517
                                                                    ---------          ---------
Supplemental Disclosures of Cash Flow Information
Cash Paid During the Period for:
    Taxes                                                           $      --          $      --
    Interest                                                        $      --          $      --
Noncash Investing and Financing Transactions:
    Issuance of Stock for Service Received                          $      --          $   5,000
    Receipt of Investment Security for Issuing of Common Stock         57,667                 --

                See accompanying summary of accounting policies and
                         notes to financial statements.

                             MODERN TECHNOLOGY CORP.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                For the Period July 1, 2002 through June 30, 2004

                                      COMMON STOCK                                                   RETAINED            TOTAL
                                NUMBER OF       PAR VALUE        PAID-IN            CAPITAL          EARNINGS        STOCKHOLDER'S
                                 SHARES          $0.0001         CAPITAL            RETURNED         (DEFICIT)          EQUITY
                              -----------      -----------      -----------       -----------       -----------       -----------
Balances @ July 1, 2002                        $     2,015      $   495,161       $        --       $    85,849       $   583,025
Net Income (Loss)
    FYE June 30, 2003                  --               --               --                --          (197,549)         (197,549)
                              -----------      -----------      -----------       -----------       -----------       -----------
Balances @ June 30, 2003       20,150,000            2,015          495,161                --          (111,700)          385,476
Dividend of Equity                     --               --               --          (310,970)               --          (310,970)
Additional Investment                  --               --           57,667                --                --            57,667
Net Income (Loss)
FYE June 30, 2004                      --               --               --                --          (118,296)         (118,296)
                              -----------      -----------      -----------       -----------       -----------       -----------
Balances @ June 30, 2004       20,150,000            2,015          552,828          (310,970)         (229,996)           13,877
                              -----------      -----------      -----------       -----------       -----------       -----------

               See accompanying summary of accounting policies and
                         notes to financial statements.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

NOTE 1: ORGANIZATION AND NATURE OF OPERATIONS

Modern Technology Corp. (Modern) is a Nevada Corporation. Modern is engaged in aiding prospective clients in obtaining financing and in providing managerial services to client companies. Modern's office was located in New York, but has been relocated to Mississippi.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING POLICIES

Modern Technology Corp.'s accounting policies conform to U. S. generally accepted accounting principles. Significant policies followed are described below.

BASIS OF PRESENTATION

In April 2003 the Company formed a subsidiary named Pharmavet Inc. (Pharmavet). Pharmavet accounts are included in the consolidated financial statements at June 30, 2004. On June 30, 2003 Modern owned 97.6% of Pharmavet. Gerald Kaufman (Modern's Director and legal counsel for both Modern and Pharmavet) owned 2.4% of Pharmavet. During the quarter of December 31, 2003, Gerald Kaufman decided to return and cancel all shares of Pharmavet Inc. to Modern. Pharmavet was no longer operating as of March 31, 2004. Pharmavet accounts were properly included in the consolidated financial statements.

RECLASSIFICATIONS

Certain items from prior periods within the financial statements have been reclassified to conform to current period classifications.

CASH AND CASH EQUIVALENTS

Cash Equivalents consist of highly liquid, short-term investments with original maturities of 90 days or less. The carrying amount reported in the accompanying balance sheets approximates fair value.

PROPERTY AND EQUIPMENT

Renewals and betterments are capitalized; maintenance and repairs are expensed as incurred. Depreciation is calculated using the straight-line method over the asset's estimated useful life, which generally approximates five years.

ESTIMATES IN FINANCIAL STATEMENTS

The preparation of financial statements in conformity with U. S. generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that may have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont')

Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

IMPACT OF NEW ACCOUNTING STANDARDS

In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities". A variable interest entity ("VIE") is one where the contractual or ownership interest in an entity change with changes in the entity's net asset value. This interpretation requires the consolidation of a VIE by the primary beneficiary, and also requires disclosure about VIEs where an enterprise has a significant variable interest but is not the primary beneficiary. At the effective date, the Company has not entered into any VIEs.

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a material effect on the Company's financial position or results from operations.

In May 2003,  the FASB issued SFAS No. 150,  "Accounting  for Certain  Financial
Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, were accounted for as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of SFAS No. 150 did not have a material effect on the Company's financial position or results from operations.

In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which codifies, revises, and rescinds certain sections of SAB No. 101, "Revenue Recognition," in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes in SAB No. 104 did not have a material impact on the Company's financial position or results of operations.

On March 31, 2004, the FASB issued an exposure draft, "Share-Based Payment, an Amendment of SFAS No. 123 and 95." The exposure draft proposes to expense the fair value of share-based payments to employees beginning in 2005. We are currently evaluating the impact of this proposed standard on our financial statements.

NOTE 3: CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash.

NOTE 4: MARKETABLE SECURITIES

During the year ended June 30, 2004, the investment in 117,250 shares of common stock of MediCor Ltd. was considered a trading security in accordance with Financial Accounting Standard (FAS) 115. MediCor Ltd. Shares are traded on the NASD over-the-counter bulletin board system. The cost of these shares is $82,520. The Company sold all the shares of MediCor Ltd. As of June 30, 2004, the Company recognized $47,678 realized gain. During May 2004, Mr. Welch, CEO and President, contributed $57,677 of marketable securities investment pursuant to Modern's plan for reorganization. As of June 30, 2004, the company reported $33,922 unrealized loss.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

NOTE 5: INVESTMENT EQUITY SECURITIES (AT COST)

As of June 30, 2004, the Company wrote off $1,431 of Daine Common Stock investment of 360,000 restricted shares to realized loss when Daine declared bankruptcy. As of June 30, 2004, all shares of Pharmavet were returned and cancelled. The costs of these shares ($5,000) were credited against Deferred Registration costs. The Company has established a valuation allowance of $100,000 against its investment in Interactive Medicine Inc. to reflect the uncertainty of the fair market value of the investment. The net investment value in Interactive Medicine Inc. is zero as of June 30, 2004.

NOTE 6: STOCK BASED COMPENSATION

On April 15, 2003, Pharmavet agreed to pay $10,000 and 10,000 shares of Pharmavet Inc. for legal services provided for filing of Form SB-2. This service is valued at fair market value at approximately $15,000. This entire amount was charged to Deferred Registration Costs. This stock based compensation plan is accounted for in accordance with SFAS No. 123. During the quarter of December 31, 2003, 10,000 shares were returned and cancelled. The costs of these shares were credited against Deferred Registration Costs.

NOTE 7: INCOME TAX EXPENSE (BENEFIT)

The provision for income taxes is comprised of the following:

                                                      06/30/04   06/30/03
                                                      -------    -------
            Current                                   $   -0-    $(7,210)

            Deferred                                      -0-        -0-
                                                      -------    -------
                                                      $   -0-    $(7,210)
                                                      -------    -------

The provision for income taxes differs form the amount computed by applying the statutory federal income rate as follows:

                                                      06/30/04   06/30/03
                                                      --------   -------
            Expected statutory amount                    $ -0-    $   -0-

            Net operating loss                             -0-        -0-

            State income taxes, net
            Of federal benefit                             -0-    (7,210)
                                                      --------   -------

                                                      $    -0-   $(7,210)
                                                      --------   -------

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities or financial reporting purposes and amounts used for income tax purposes and the impact of available net operating loss carryforwards.

The tax effects of significant temporary differences, which comprise the deferred tax assets, are as follows:

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

NOTE 7:         INCOME TAX EXPENSE (BENEFIT) (cont')

                                                 06/30/04        06/30/03
                                                ---------       ---------
            Deferred tax assets:

            Net operating loss

            Carryforwards                       $ 129,070       $ 106,426
                                                ---------       ---------

            Gross deferred tax assets             129,070         106,426

            Valuation allowance                  (129,070)       (106,426)
                                                ---------       ---------


            Net deferred tax assets             $     -0-       $     -0-
                                                ---------       ---------

       The net operating loss of approximately $345,000 expires in the year ended June 30, 2022. The tax benefits have been fully reserved due to a lack of consistent operating profitability.

NOTE 8: POSTRETIREMENT BENEFITS

The Company does not maintain any employee benefits currently. The Company does not maintain a plan for any Postretirement employee benefits; therefore, no provision was made under FAS's 106 and 112.

NOTE 9:       RELATED PARTY TRANSACTIONS

Arthur Seidenfeld, President and a director of the Company until March 15, 2004, owned 47.9% of the outstanding shares of Modern Technology Corp. Anne Seidenfeld, Treasurer, Secretary and a director of the Company until March 15, 2004, owned approximately 12% of the outstanding shares of Modern Technology Corp on June 30, 2004. Anne Seidenfeld is Arthur Seidenfeld's mother. There were no related party transactions.

Pharmavet was formed on April 15, 2003 to commercialize the agreement Modern signed with Centrovet to represent Centrovet as a sales representative. Modern invested $7,830 and orally agreed to advance up to $100,000 to cover Pharmvet's working capital needs for the twelve months through June 30, 2004 and to cover the costs related to filing of the registration statement. As of December 31, 2003 and June 30, 2003, Modern's previous president, Arthur Seidenfeld, who was also president of Pharmavet, advanced $2,594 and $1,848 respectively to Pharmavet to cover certain operational expenses. For the investment of $7,830, Modern was issued 403,000 shares of Pharmavet. At March 31, 2004, the investment in Pharmavet was terminated and appropriate write downs effected.

NOTE 10: LETTER OF AGREEMENT

On March 10, 2004, prior management through its desire and plan to provide continuing value and future growth to shareholders executed a plan of reorganization. The Company entered into a Letter of Agreement with current President and CEO, Anthony Welch, wherein the Company's plans for reorganization and ongoing plans for operations would be realized through the subsequent actions of new management. The terms of this Agreement provided for the appointment of a new Board of Directors, marketable securities to be deposited in the Company's brokerage account, a Reverse split of the Company's Common Stock, an application for OTCBB listing, issuance of shares to Mr. Welch, and ongoing acquisitions and business development to pursue growth.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

NOTE 11: OPERATIONS AND LIQUIDITY

The Company has incurred substantial losses in 2004 and 2003. Until such time that the Company's products and services can be successfully marketed the Company will continue to need to fulfill working capital requirements through the sale of stock and/or the issuance of debt. The inability of the Company to continue its operations as a going concern would impact the recoverability and classification of recorded asset amounts.

The ability of the company to continue in existence is dependent on its having sufficient financial resources to bring products and services to market for marketplace acceptance. As a result of its significant losses, negative cash flows from operations, and accumulated deficits for the periods ending June 30, 2004, there is doubt about the Company's ability to continue as a going concern.

Management believes that its current available working capital, anticipated revenues, further planned reductions in operating expenses, and subsequent sales of stock and/or placement of debt instruments will be sufficient to meet its projected expenditures for a period of at least twelve months from June 30, 2004.

NOTE 12: SUBSEQUENT EVENTS

In March 2004 as part of our plan of reorganization and ongoing plan for operations we applied for listing of our Common Stock on the Over-The-Counter-Bulletin Board. We received approval on July 19, 2004 and trade under the symbol MOTG.

On July 31, 2004 as part of our plan of reorganization and ongoing plan for operations we effected a Reverse Split of the Company's Common Stock on a 1 for 15 Basis.

On August 17, 2004, 13 million shares were issued to Anthony Welch and he became a 90.6% shareholder.

                             MODERN TECHNOLOGY CORP.

                           CONSOLIDATED BALANCE SHEETS

                                                                        DECEMBER 31, 2004   JUNE 30, 2004
                                                                          (UNAUDITED)
                                                                           ---------           ---------
ASSETS
CURRENT ASSETS
    Cash and Cash Equivalents                                              $      --           $   8,082
    Investments, Trading Securities                                           40,706              23,745

                                                                           ---------           ---------
TOTAL CURRENT ASSETS                                                       $  40,706           $  31,827
                                                                           ---------           ---------
TOTAL ASSETS                                                               $  40,706           $  31,827
                                                                           =========           =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Cash Overdraft                                                          $   8,123           $      --
   Accrued Expenses                                                           16,555               5,430
   Account Payable, Related Parties                                           24,188              12,520
                                                                           ---------           ---------
TOTAL CURRENT LIABILITIES                                                  $  48,866           $  17,950
                                                                           ---------           ---------
STOCKHOLDERS' EQUITY
Common Stock, Par Value $.0001; 150,000,000 Shares Authorized;
15,078,631 and 1,343,631 Shares Issued and Outstanding, respectively:      $   1,508           $     134
Paid-in Capital                                                              725,935             554,709
Deferred Compensation                                                        (97,740)                 --
Capital Returned                                                            (310,970)           (310,970)
Retained Earnings (Deficit)                                                 (326,893)           (229,996)
                                                                           ---------           ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                       $  (8,160)          $  13,877
                                                                           ---------           ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                       $  40,706           $  31,827
                                                                           =========           =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             MODERN TECHNOLOGY CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                                            FOR THE 6 MONTHS ENDED
                                                     DECEMBER 31, 2004    DECEMBER 31, 2003
REVENUE
    Interest Income                                     $         --         $      1,036
    Unrealized Gain - Trading Securities                      16,961              110,943
                                                        ------------         ------------
TOTAL REVENUES                                          $     16,961         $    111,979
                                                        ------------         ------------
EXPENSES
    Officers' Salaries                                  $     14,000         $     16,625
    General and Administrative Expenses                       99,858               62,408
    Realized Loss - Trading Securities                            --               30,940
    Unrealized Loss - Trading Securities                          --               32,325
    Unrealized Loss - Investment, at Cost                         --                1,431
                                                        ------------         ------------
TOTAL EXPENSES                                          $    113,858         $    143,729
                                                        ------------         ------------
INCOME (LOSS) BEFORE TAXES (BENEFIT)                    $    (96,897)        $    (31,750)
    Income Tax Expense (Benefit)                                  --                1,310
                                                        ------------         ------------
NET INCOME (LOSS)                                       $    (96,897)        $    (33,060)
                                                        ============         ============
INCOME (LOSS) PER SHARE--BASIC AND DILUTED                     (0.01)               (0.02)
                                                        ============         ============
NUMBER OF WEIGHTED AVERAGE SHARES OUTSTANDING             11,329,120            1,343,631
                                                        ============         ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             MODERN TECHNOLOGY CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                                            FOR THE 3 MONTHS ENDED
                                                     DECEMBER 31, 2004   DECEMBER 31, 2003
REVENUE
    Interest Income                                     $         --         $        482
    Unrealized Gain - Trading Securities                      10,177                   --
                                                        ------------         ------------
TOTAL REVENUES                                          $     10,177         $        482
                                                        ------------         ------------
EXPENSES
    Officers' Salaries                                  $      8,000         $      8,473
    General and Administrative Expenses                       86,813               28,124
    Realized Loss - Trading Securities                            --               30,940
    Unrealized Loss - Trading Securities                          --               32,325
                                                        ------------         ------------
TOTAL EXPENSES                                          $     94,813         $     99,862
                                                        ------------         ------------
NET INCOME (LOSS)                                       $    (84,636)        $    (99,380)
                                                        ============         ============
INCOME (LOSS) PER SHARE--BASIC AND DILUTED                     (0.01)               (0.07)
                                                        ============         ============
NUMBER OF WEIGHTED AVERAGE SHARES OUTSTANDING             14,902,327            1,343,631
                                                        ============         ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             MODERN TECHNOLOGY CORP

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                                                       FOR THE SIX MONTHS ENDED
                                                                 DECEMBER 31, 2004     DECEMBER 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                                                    $ (96,897)           $ (33,060)
Adjustments to Reconcile Net Income
 to Net Cash Provided by (Used in) Operating Activities:
    Depreciation and Amortization                                           --                  750
    Unrealized (Gain) Loss - Trading Securities                        (16,961)             (78,618)
    Realized Loss - Trading Securities                                      --               30,940
    Unrealized (Gain) Loss - Investment at Cost                             --                1,431
    Deferred Registration Costs                                             --               20,000
    Issuance of Stock for Service Received                              74,860                   --

  Changes in Assets and Liabilities:
    (Decrease) Increase in Accrued Expenses                             11,125              (13,266)
    (Decrease) Increase in Account Payable - Related Party              11,668                  746
                                                                     ---------            ---------
Net Cash Provided by (Used In) Operating Activities                    (16,205)             (71,077)
                                                                     ---------            ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from Sales of Investment                                           --               55,850
                                                                     ---------            ---------
Net Cash Provided by (Used in) Investing Activities                         --               55,850
                                                                     ---------            ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
(Decrease) Increase in Cash Overdraft                                    8,123                   --
                                                                     ---------            ---------
Net Cash Provided by (Used in) Financing Activities                      8,123                   --
                                                                     ---------            ---------
    Net (Decrease) Increase in Cash and Cash Equivalents             $  (8,082)           $ (15,227)
    Cash and Cash Equivalents - Beginning                            $   8,082            $ 302,517
                                                                     ---------            ---------

    Cash and Cash Equivalents - Ending                               $       0            $ 287,290
                                                                     =========            =========
Supplemental Disclosures of Cash Flow Information
Cash Paid During the Period for:
    Taxes                                                            $      --                1,310
    Interest                                                                --                   --
Noncash Investing and Financial Transactions:
    Issuance of Stock for Services Received                          $ 172,600                   --

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31,2003
                                   (UNAUDITED)

NOTE 1: ORGANIZATION AND NATURE OF OPERATIONS

Modern Technology Corp. ("The Registrant") is engaged in aiding both privately-held and publicly-traded companies in the areas of business development, financing, product development, corporate strategy, corporate image and public relations, product distribution and marketing, and executive management consulting. We refer to our customers and clients as "portfolio companies". We charge for our services in cash or equity in the portfolio company. We may also exchange our services for revenue sharing of future sales of products or sharing of proceeds from the sale of licenses and technologies owned by our portfolio companies. Our long-term strategy is to increase shareholder equity through ownership in many growing companies and build a strong recurring revenue stream earned from agreements with our portfolio companies.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING POLICIES

Modern Technology Corp.'s accounting policies conform to U. S. generally accepted accounting principles. Significant policies followed are described below.

BASIS OF PRESENTATION

In April 2003, the Company formed a subsidiary named Pharmavet Inc. (Pharmavet). Pharmavet accounts are included in the consolidated financial statements at December 31, 2004. On September 30, 2003 Modern owned 97.6% of Pharmavet. Gerald Kaufman (Modern's Director and legal counsel for both Modern and Pharmavet) owned 2.4% of Pharmavet. During the quarter of December 31, 2003, Gerald Kaufman decided to return and cancel all shares of Pharmavet Inc. to Modern. Pharmavet was no longer operating as of March 31, 2004. Pharmavet accounts were properly included in the consolidated financial statements at June 30, 2004.

RECLASSIFICATIONS

Certain items from prior periods within the financial statements have been reclassified to conform to current period classifications.

CASH AND CASH EQUIVALENTS

Cash Equivalents consist of highly liquid, short-term investments with original maturities of 90 days or less. The carrying amount reported in the accompanying balance sheets approximates fair value.

ESTIMATES IN FINANCIAL STATEMENTS

The preparation of financial statements in conformity with U. S. generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that may have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31,2003
                                   (UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont')

Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

IMPACT OF NEW ACCOUNTING STANDARDS

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities". A variable interest entity ("VIE") is one where the contractual or ownership interest in an entity change with changes in the entity's net asset value. This interpretation requires the consolidation of a VIE by the primary beneficiary, and also requires disclosure about VIEs where an enterprise has a significant variable interest but is not the primary beneficiary. At the effective date, the Company has not entered into any VIEs.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a material effect on the Company's financial position or results from operations.

In May 2003,  the FASB issued SFAS No. 150,  "Accounting  for Certain  Financial
Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, were accounted for as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of SFAS No. 150 did not have a material effect on the Company's financial position or results from operations.

In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which codifies, revises, and rescinds certain sections of SAB No. 101, "Revenue Recognition," in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes in SAB No. 104 did not have a material impact on the Company's financial position or results of operations.

On March 31, 2004, the FASB issued an exposure draft, "Share-Based Payment, an Amendment of SFAS No. 123 and 95." The exposure draft proposes to expense the fair value of share-based payments to employees beginning in 2005. We are currently evaluating the impact of this proposed standard on our financial statements.

NOTE 3: CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash.

NOTE 4: MARKETABLE SECURITIES

During the year ended June 30, 2003, the investment in 117,250 shares of common stock of MediCor Ltd. was considered a trading security in accordance with Statement of Financial Accounting Standard (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." MediCor Ltd. shares are traded on the NASD over-the-counter bulletin board system. The cost of these shares is $82,520. The Company sold all the shares of MediCor Ltd. As of June 30, 2004, the Company recognized $41,714 realized gain. During May 2004, Mr. Welch, CEO and President, contributed $57,677 of marketable securities investment pursuant to Modern's plan for reorganization. As of June 30, 2004, the Company reported $33,922 unrealized loss. As of December 31, 2004, the Company recognized $16,961 unrealized gain. The Company follows SFAS 115 and has considered these securities to be trading securities.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31,2003
                                   (UNAUDITED)

NOTE 5: INVESTMENT EQUITY SECURITIES (AT COST)

During the quarter ended September 30, 2003, the Company recognized an unrealized loss of $1,431 on its investment in Daine Industries. As of June 30, 2004, the Company wrote off $1,431 of Daine Common Stock investment of 360,000 restricted shares to realized loss. As of June 30, 2004, all shares of Pharmavet were returned and cancelled. The costs of these shares ($5,000) were credited against Deferred Registration costs. The Company has established a valuation allowance of $100,000 against its investment in Interactive Medicine Inc. to reflect the uncertainty of the fair market value of the investment as of June 30, 2003. The net investment value in Interactive Medicine Inc. is zero as of December 31, 2004.

NOTE 6: STOCK BASED COMPENSATION

On April 15, 2003, Pharmavet agreed to pay $10,000 and 10,000 shares of Pharmavet Inc. for legal services provided for filing of Form SB-2. This service is valued at fair market value at approximately $15,000. This entire amount was charged to Deferred Registration Costs. This stock based compensation plan is accounted for in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". During the quarter of December 31, 2003, 10,000 shares were returned and cancelled. The costs of these shares were credited against Deferred Registration Costs.

During the six months ended December 31, 2004, the Company issued 735,000 shares of Modern Technology Corp. Common Stock for legal and consulting services rendered or to be rendered in the coming year. $97,740 was charged to Deferred Compensation relating to these shares. During the six months ended December 31, 2004, the Company issued 13,000,000 shares of Common Stock to Anthony Welch pursuant to the Reorganization Agreement. The compensation portion of this agreement was valued at $1,300 and charged to expense. This stock based compensation is accounted for in accordance with SFAS No. 123.

NOTE 7: INCOME TAX EXPENSE (BENEFIT)

The provision for income taxes is comprised of the following:

                                                      12/31/04   12/31/03
                                                      -------    -------
            Current                                   $   -0-    $ 1,310

            Deferred                                      -0-        -0-
                                                      -------    -------
                                                      $   -0-    $ 1,310
                                                      -------    -------

      The provision for income taxes differs from the amount computed by applying the statutory federal income rate as follows:

                                                      12/31/04   12/31/03
                                                      --------   -------
            Expected statutory amount                    $ -0-    $   -0-

            Net operating loss                             -0-        -0-

            State income taxes, net
            Of federal benefit                             -0-     1,310
                                                      --------   -------

                                                      $    -0-   $ 1,310
                                                      --------   -------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31,2003
                                   (UNAUDITED)

NOTE 7: INCOME TAX EXPENSE (BENEFIT) (cont')

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities or financial reporting purposes and amounts used for income tax purposes and the impact of available net operating loss carryforwards.

      The tax effects of significant temporary differences, which comprise the deferred tax assets, are as follows:

                                                 12/31/04        06/30/04
                                                ---------       ---------
            Deferred tax assets:

            Net operating loss

            Carryforwards                       $ 147,595       $ 129,070
            Gross deferred tax assets             147,595         129,070
            Valuation allowance                  (147,595)       (129,070)

            Net deferred tax assets             $     -0-       $     -0-
                                                ---------       ---------

The net operating loss of approximately $345,000 expires in the year ended June 30, 2024. The tax benefits have been fully reserved due to a lack of consistent operating profitability.

NOTE 8: POSTRETIREMENT BENEFITS

The Company does not maintain any employee benefits currently. The Company does not maintain a plan for any Postretirement employee benefits; therefore, no provision was made under FAS's 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and 112, "Employers' Accounting for Postemployment Benefits-an amendment of FASB Statements No.5 and 43".

NOTE 9: RELATED PARTY TRANSACTIONS

Arthur Seidenfeld, President and a director of the Company until March 15, 2004, owned 47.9% of the outstanding shares of Modern Technology Corp on June 30, 2004. Anne Seidenfeld, Treasurer, Secretary and a director of the Company until March 15, 2004, owned approximately 12% of the outstanding shares of Modern Technology Corp on June 30, 2004. Anne Seidenfeld is Arthur Seidenfeld's mother. There were no related party transactions.

Pharmavet was formed on April 15, 2003 to commercialize the agreement Modern signed with Centrovet to represent Centrovet as a sales representative. Modern invested $7,830 and orally agreed to advance up to $100,000 to cover Pharmvet's working capital needs for the twelve months through June 30, 2004 and to cover the costs related to filing of the registration statement. As of December 31, 2003 and June 30, 2003, Modern's previous president, Arthur Seidenfeld, who was also president of Pharmavet, advanced $2,594 and $1,848 respectively to Pharmavet to cover certain operational expenses. For the investment of $7,830, Modern was issued 403,000 shares of Pharmavet. At March 31, 2004, the investment in Pharmavet was terminated and appropriate write downs effected.

Robert Church, CFO of the Company, is also a Partner of Church, DeVoe & Associates to which the Company expensed $13,668 in accounting fees during the six months ended December 31, 2004.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31,2003
                                   (UNAUDITED)

NOTE 10: LETTER OF AGREEMENT

On March 10, 2004, prior management through its desire and plan to provide continuing value and future growth to shareholders executed a plan of reorganization. The Company entered into a Letter of Agreement with current President and CEO, Anthony Welch, wherein the Company's plans for reorganization and ongoing plans for operations would be realized through the subsequent actions of new management. The terms of this Agreement provided for the appointment of a new Board of Directors, marketable securities to be deposited in the Company's brokerage account, a Reverse split of the Company's Common Stock, an application for OTCBB listing, issuance of shares to Mr. Welch, and ongoing acquisitions and business development to pursue growth.

In March 2004 as part of our plan of reorganization and ongoing plan for operations we applied for listing of our Common Stock on the over-the-counter-bulletin board. We received approval on July 19, 2004 and trade under the symbol MOTG.

On July 31, 2004 as part of our plan of reorganization and ongoing plan for operations we effected a Reverse Split of the Company's Common Stock on a 1 for 15 Basis. The retroactive effect of the Reverse Stock Split is reflected in the change in the number of shares outstanding on July 1, 2003.

On August 17, 2004, 13 million shares were issued to Anthony Welch and he became a 90.6% shareholder.

NOTE 11: OPERATIONS AND LIQUIDITY

The Company has incurred substantial losses in 2004 and 2003. Until such time that the Company's products and services can be successfully marketed, the Company will continue to need to fulfill working capital requirements through the sale of stock and/or the issuance of debt. The inability of the Company to continue its operations as a going concern would impact the recoverability and classification of recorded asset amounts.

The ability of the company to continue in existence is dependent on its having sufficient financial resources to bring products and services to market for marketplace acceptance. As a result of its significant losses, negative cash flows from operations, and accumulated deficits for the periods ending December 31, 2004, there is doubt about the Company's ability to continue as a going concern.

Management believes that its current available working capital, anticipated revenues, further planned reductions in operating expenses, and subsequent sales of stock and/or placement of debt instruments will be sufficient to meet its projected expenditures for a period of at least twelve months from December 31, 2004.

NOTE 12: INTERIM REPORTING

The accompanying unaudited consolidated financial statement for the six months ended December 31, 2004 and December 31, 2003 have been prepared in accordance with the accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals, unless otherwise indicated) considered necessary for a fair presentation of the results of operations for the indicated periods have been included. Certain amounts recorded for the six months ended December 31, 2004 are not necessarily indicative of the results for the full fiscal year.

NOTE 13: SUBSEQUENT EVENTS

On January 24, 2005, the Company entered into an agreement with four institutional investors, who provided the Company with $3.5 million in financing through the sale of $2 million in 8% Senior Secured Convertible Redeemable Notes and $1.5 million in Series A Preferred Stock. The investors also received three million warrants. The Company utilized $1.5 million of the financing to purchase a $1.5 million Convertible Debenture in DeMarco Energy Systems of America, Inc.

The Company also used part of the funding obtained above to acquire 51% of Sound City Inc. for $2 million paid in a combination of cash and Convertible Notes.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee           $ 1,615.90
Accounting fees and expenses    10,000.00*
Legal fees and expenses         40,000.00*
Miscellaneous                    3,384.10
                               ----------
                    TOTAL      $55,000.00*
                               ==========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      On July 31, 2004 as part of our plan of reorganization and ongoing plan for operations we effected a reverse split of our common stock on a 1 for 15 basis.

      On August 17, 2004, we issued 13 million shares to Anthony K. Welch in exchange for marketable securities and executive and business development services provided and to be provided in the coming year.

      On September 20, 2004, we issued 250,000 shares of restricted common stock to Kamel Yassin for business development services to be performed in the coming year.

      On November 10, 2004, we issued 250,000 shares of restricted common stock to The Research Works, Inc. for ongoing analysis and coverage and publication of research reports regarding our company for the coming year..

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on January 24, 2005 for the sale of (i) $2,000,000 in secured convertible notes; (ii) 1,500 shares of series A convertible preferred stock at $1,000 per share and (iii) warrants to buy 3,000,000 shares of our common stock.

      The secured convertible notes bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.44 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Each share of series A convertible preferred stock is convertible into $1,000 of our common stock, at 85% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes and the series A convertible preferred stock is redeemable upon default under the terms of the series A convertible preferred stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Modern Technology or executive officers of Modern Technology, and transfer was restricted by Modern Technology Corp. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

         ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Modern Technology Corp, a Nevada corporation.

Exhibit No.       Description
-----------       -----------

3.1               Articles  of  Incorporation,   dated  as  of  July  27,  1982,
                  previously filed with the Commission and incorporated herein by reference.

3.2 Certificate of Amendment to the Articles of Incorporation, creating a series of preferred stock, filed with the Nevada Secretary of State on January 24, 2005.

3.3               Certificate of  Designation of Series A Convertible  Preferred
                  Stock

3.4 By-laws of the Company, previously filed with the Commission and incorporated herein by reference.

4.1 Securities Purchase Agreement, dated as of January 24, 2005, by and among Modern Technology Corp, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.2 Secured Convertible Note issued to AJW Offshore, Ltd., dated January 24, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.3 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated January 24, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.4 Secured Convertible Note issued to AJW Partners, LLC, dated January 24, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.5 Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated January 24, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.6 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated January 24, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.7 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated January 24, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.8 Common Stock Purchase Warrant with AJW Partners, LLC, dated January 24, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.9 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated January 24, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.10 Registration Rights Agreement, dated as of January 24, 2005, by and among Modern Technology Corp, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.11 Security Agreement, dated as of January 24, 2005, by and among Modern Technology Corp, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.12 Intellectual Property Security Agreement, dated as of January 24, 2005, by and among Modern Technology Corp, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

4.13 Guaranty and Pledge Agreement, dated as of January 24, 2005, by and among Modern Technology Corp, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Anthony K. Welch, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Stock Purchase Agreement, dated January 24, 2005, by and among Modern Technology Corp and Sound City, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

10.2 Employment Agreement, dated as of January 24, 2005, by and among Modern Technology Corp, Sound City, Inc., and Kamel Yassin, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

10.3 Purchase Agreement for DeMarco Convertible Debenture, dated January 24, 2005 by and Modern Technology Corp, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 31, 2005 and incorporated herein by reference.

23.1              Consent of Greenberg & Company LLC (filed herewith).

23.2              Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Oxford, State of Mississippi, on May 4, 2005.

                             MODERN TECHNOLOGY CORP

             By: /s/ ANTHONY K. WELCH
                 -----------------------------------------------------------
                 Anthony K. Welch, President, Chief Executive Officer
                (Principal Executive Officer) and Director

             By: /s/ ROBERT CHURCH
                 -----------------------------------------------------------
                 Robert Church, Chief Financial Officer (Principal Financial Officer), Principal Accounting Officer and Director



      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



SIGNATURE                   TITLE                                    DATE

/s/ ANTHONY K. WELCH        President, Chief Executive Officer and   May 4, 2005
------------------------    Director
    Anthony K. Welch

/s/ ROBERT CHURCH           Chief Financial Officer and Director     May 4, 2005
------------------------
    Robert Church


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